430,000 Shares of Series A Cumulative Convertible
                         Preferred Stock,
                     par value $.01 per share
                               and
     215,000 Redeemable Class A Warrants for Preferred Stock

                        MICROENERGY, INC.

                      UNDERWRITING AGREEMENT


                                            New York, New York
                                            ___________, 1996

I. A. Rabinowitz & Co.
99 Wall Street
New York, New York  10005

      MicroEnergy, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you, as representative of the several underwriters referred to in the Prospectus (as defined below) (the "Representative"), an aggregate of 430,000 shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share ("Preferred Stock" or "Shares"), and 215,000 Redeemable Class A Warrants for Preferred Stock ("Warrants"). The Preferred Stock and Warrants may be collectively referred to hereinafter as the "Securities". The Preferred Stock is convertible, commencing __________, 1997 and at any time thereafter that the Preferred Stock is outstanding, into the Company's common stock, par value $_____ per share ("Common Stock") at a rate of no less than 1 share and no more than 2 shares for every share of Preferred Stock, the actual conversion ratio to be determined on ___________, 1997 based upon the market price of the Common Stock at that time (all as described in the Prospectus). The Preferred Stock may be converted, at the Company's option, in accordance with the provisions contained in the Prospectus. In the event the Company exercises its conversion rights, each Warrant will thereafter entitle the holder thereof to purchase 1 share of Common Stock. Each Warrant entitles the registered holder thereof to purchase one
(1) share of Preferred Stock at an exercise price of $5.25 per share for a period of three (3) years, commencing ___________, 1997 (one (1) year from the Effective Date) through ___________, 2000. The Warrants are subject to redemption by the Company at any time after ___________, 1997 at $.01 per warrant, if the closing bid price per share of Common Stock has equaled or exceeded $7.00 per share for any 5 consecutive trading days ending within 15 days of the written notice of redemption. In addition, the Company proposes to grant to the Representative the option referred to in
Section 2(b) to purchase all or any part of an aggregate of 64,500 additional shares of Preferred Stock and 32,250 additional Warrants.

          You have advised the Company that you desire to purchase the Securities. The Company confirms the agreements made by it with respect to the purchase of the Securities by the Representative as follows:

          1. Representations and Warranties of the Company.  The
Company represents and warrants to, and agrees with you that:

        (a) A registration statement (File No. 33-________) on Form SB-2 relating to the public offering of the Securities, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared in conformity with the requirements of the Securities Act of 1933, as amended
(the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by you prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by you prior to the execution of this Agreement. As used in this Agreement, the term "Company" means MicroEnergy, Inc.
and/or each of its subsidiaries; the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus
(as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration
Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said
Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms
"Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

        (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the First Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Representative specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, under the heading "Underwriting", and the identity of counsel to the Representative under the heading "Legal Matters" constitute for purposes of this Section and Section 6(b) the only information furnished in writing by or on behalf of the Representative for inclusion in the Registration Statement and Prospectus, as the case may be.

        (c) The Company and its subsidiaries ("Subsidiaries"), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and are duly qualified or licensed to do business as a foreign corporation and is in good standing in the State of Illinois and each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially adversely affect the Company's business, properties or financial condition. The Company owns all of the issued and outstanding capital stock of the Subsidiaries.

        (d) The authorized, issued and outstanding capital stock of the Company, including the predecessors of the Company, is as set forth the Company's financial statements contained in the Registration Statement; the shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

        (e) The shares of Preferred Stock, when paid for, issued and delivered pursuant to this Agreement, will have been duly authorized, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the right of creditors generally or by general equitable principles, and entitled to the rights and preferences provided by the Certificate of Incorporation, which will be in the form filed as an exhibit to the Registration Statement. The terms of the Preferred Stock conform to the description thereof in the Registration Statement and Prospectus.

        The shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, when issued, will be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights, and no personal liability will attach to the ownership thereof.

        The Warrants, when paid for, issued and delivered pursuant to this Agreement, will have been duly authorized, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the right of creditors generally or by general equitable principles, and entitled to the benefits provided by the warrant agreement pursuant to which such Warrants are to be issued (the "Warrant Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement. The shares of Preferred Stock issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized validly issued, fully paid and non-assessable and free of preemptive rights. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement, assuming due authorization, execution and delivery by the transfer agent, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Warrants and Warrant Agreement conform to the respective descriptions thereof in the Registration Statement and Prospectus.

        The Shares and Warrants contained in the Underwriter's Purchase Option (as defined in the Registration Statement) have been duly authorized and, when paid for, issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Purchase Option, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Securities issuable upon exercise of the Purchase Option (and the shares of Preferred Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon conversion of the Preferred Stock) when issued and paid for in accordance with this Agreement, the Purchase Option and the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

        (f)This Agreement and the Purchase Option have been duly and validly authorized, executed and delivered by the Company. The Company has full power and authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or in connection with the authorization, issuance and sale of the Securities or the Purchase Option, except such as may be required under the Act or state securities laws.

        (g) Except as described in the Prospectus, or which would not have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), neither the Company nor its Subsidiaries is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or its Subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or its Subsidiaries of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or its Subsidiaries.

        (h) Subject to the qualifications stated in the Prospectus, the Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to their business; all of the material leases and subleases under which the Company or its Subsidiaries is the lessor or sublessor of properties or assets or under which the Company or its Subsidiaries hold properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company and its Subsidiaries are not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and, to the best knowledge of the Company, no claim has been asserted by anyone adverse to rights of the Company or its Subsidiaries, as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or its Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and its Subsidiaries own or lease all such properties described in the Prospectus as are necessary to their operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

        (i) Selden, Fox and Associates, Ltd., which has given its report on certain financial statements filed with the Commission as a part of the Registration Statement, is with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

        (j) The financial statements, and schedules together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company and its Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved except as disclosed in the Prospectus and Registration Statement.

        (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as otherwise disclosed or contemplated therein, the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which would have a Material Adverse Effect, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or its Subsidiaries, or any issuance of options, warrants or other rights to purchase the capital stock of the Company or its Subsidiaries, or any material adverse change or any development involving, so far as the Company or its Subsidiaries can now reasonably foresee a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties of it which would have a Material Adverse Effect.

        (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or its Subsidiaries are a party before or by any court or governmental agency or body, which might result in any material adverse change in the financial condition, business prospects, net worth, or properties of the Company or its Subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or its Subsidiaries exist or to the knowledge of the Company, are threatened which might be expected to have a Material Adverse Effect.

        (m) Except as disclosed in the Prospectus, the Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon; and there is no tax deficiency which has been, or to the knowledge of the party, may be asserted against the Company or its Subsidiaries.

        (n) Except as disclosed in the Registration Statement or Prospectus, the Company and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently necessary for the conduct of their business or the ownership of their properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such businesses and have not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company or its Subsidiaries are in violation of, or cause the Company or its Subsidiaries to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a Material Adverse Effect.

        (o) Neither the Company nor its Subsidiaries have, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

        (p) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Securities to the Representative hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with in all material respects.

        (q) All contracts and other documents of the Company and its Subsidiaries which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

        (r)Except as disclosed in the Registration Statement, the Company has no subsidiaries.

        (s) Except as disclosed in the Registration Statement, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

        (t) Except as previously disclosed in writing by the Company to counsel to the Representative or as disclosed in the Registration Statement, no officer, director or stockholder of the Company has any National Association of Securities Dealers, Inc. (the "NASD") affiliation.

        (u) The Company is a reporting company under Section
12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and as such, since becoming a reporting company thereunder, the Company and all directors, officers and principal securityholders made all required filings, and done so on a timely basis, and all of such filings conform to the requirements of the Exchange Act and the rules and regulations thereunder and none of such filings contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading.

      2. Purchase, Delivery and Sale of the Securities.

        (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Representative and the Representative agrees to buy from the Company at $4.50 per share of Preferred Stock and $.09 per Warrant, at the place and time hereinafter specified, 430,000 shares of Preferred Stock and 215,000 Warrants (the "First Securities").

        Delivery of the First Securities against payment therefor shall take place at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York (or at such other place as may be designated by agreement between the Representative and the Company) at 10:00 a.m., New York time, on _______, 1996, or at such later time and date as the Representative may designate in writing to the Company at least two business days prior to such purchase, but not later than _______, 1996 such time and date of payment and delivery for the First Securities being herein called the "First Closing Date."

        (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Representative (the "Over-Allotment Option") to purchase all or any part of an aggregate of an additional 64,500 shares of Preferred Stock and 32,250 Warrants to cover over allotments at the same price per share of Preferred Stock and per Warrant as the Representative shall pay for the First Securities being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Securities being referred to herein as the "Option Securities"). This option may be exercised within 45 days after the effective date of the Registration Statement upon written notice by the Representative to the Company advising as to the amount of Option Securities as to which the option is being exercised, the names and denominations in which the certificates for such Option Securities are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Representative but shall not be earlier than four nor later than ten full business days after the exercise of said option (but in no event more than 60 days after the First Closing Date), nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Securities against payment therefor shall take place at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022 (or at such other place as may be designated by agreement between the Representative and the Company). The option granted hereunder may be exercised only to cover over-allotments in the sale by the Representative of First Securities referred to in subsection (a) above. No Option Securities shall be delivered unless all First Securities shall have been delivered to the Representative as provided herein.

        (c) The Company will make the certificates for the Securities to be purchased by the Representative hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least three full business days prior to the Closing Dates. Delivery of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Representative.

        Definitive certificates in negotiable form for the Securities to be purchased by the Representative hereunder will be delivered by the Company to you for the account of the Representative against payment of the respective purchase prices by the Representative, by wire transfer or certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

        In addition, in the event the Representative exercises the option to purchase from the Company all or any portion of the Option Securities pursuant to the provisions of subsection (b) above, payment for such Securities shall be made to or upon the order of the Company by wire transfer or certified or bank cashier's checks payable in New York Clearing House funds at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, N.Y., at the time and date of delivery of such Securities as required by the provisions of subsection (b) above, against receipt of the certificates for such Securities by you for your account registered in such names and in such denominations as you may reasonably request.

        It is understood that the Representative proposes to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

          3. Covenants of the Company. The Company covenants and agrees with the Representative that:

        (a) The Company will use its best efforts to cause the Registration Statement to become effective. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Representative of the distribution of the Securities contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supple-ments to the Registration Statement or Prospectus which, in the opinion of counsel to the Company and the Representative, may be reasonably necessary or advisable in connection with the distribution of the Securities.

        As soon as the Company is advised thereof, the Company will advise you, and provide you copies of any written advice, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for an amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

        The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Representative and dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel to the Representative and the Company the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Representative or dealer of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company and counsel for the Representative should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Representative, except that in case the Representative is required, in connection with the sale of the Securities to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Representative, amend or supplement the Registration Statement and Prospectus and furnish the Representative with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

        The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Securities.

        (b) The Company will furnish such information as may be required and to otherwise cooperate and use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as you may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the counsel to the Company and the Representative deem reasonably necessary.

        (c)If the sale of the Securities provided for herein is not consummated as a result of the Company not performing its obligations hereunder in all material respects, the Company shall pay all costs and expenses incurred by it which are incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including the accountable expenses of the Representative, up to $100,000 (including the reasonable fees and expenses of counsel to the Representative).

        (d) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering and will notify you in writing immediately upon the effectiveness of such registration statement, and (ii) if requested by you, to obtain and keep current a listing in the Standard & Poors or Moody's OTC Industrial Manual.

        (e) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, but no earlier than the filing of such information with the Commission a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, but no earlier than the filing of such information with the Commission, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

        (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection
(e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

        (g) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the Representative such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the Representative may reasonably request. The Company will deliver to or upon your order, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as you may reasonably request. The Company will deliver to the Representative on the effective date of the Registration Statement and thereafter for so long as a Prospec-tus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Representative may from time to time reasonably request.

        (h) The Company will make generally available to its security holders and to the registered holders of its Warrants and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

        (i) The Company will apply the net proceeds from the sale of the Securities substantially for the purposes set forth under "Use of Proceeds" in the Prospectus.

        (j) The Company will promptly prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the opinion of counsel to the Representative and counsel to the Company, may be reasonably necessary or advisable in connection with the distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

        (k) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Purchase Option outstanding from time to time.

        (l) (1) For a period of eighteen (18) months from the First Closing Date, no officer or director of any securities prior to the offering will, directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock without the prior written consent of the Representative, other than as set forth in the Registration Statement. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the securities owned by such individuals prior to the offering until the end of such period (subject to any exceptions to such limitation on transferability set forth in the Registration Statement). If necessary to comply with any applicable Blue-sky Law, the shares held by such individuals will be escrowed with counsel for the Company or otherwise as required.

           (2) Except for the issuance of shares of capital stock by the Company in connection with a dividend, recapitalization, reorganization or similar transactions or as result of the exercise of warrants or options disclosed in or issued or granted pursuant to plans disclosed in the Registration Statement, the Company shall not, for a period of eighteen (18) months following the First Closing Date, directly or indirectly, offer, sell, issue or transfer any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into, shares of the capital stock or register any of its capital stock without the prior written consent of the Representative, which shall not be unreasonably withheld.

        (m) Upon completion of this offering, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of the Common Stock, Preferred Stock and the Warrants in the NASDAQ Small Cap Market, and will use its best efforts to effect and maintain such listing for at least five years from the date of this Agreement.

        (n) Except for the transactions contemplated by this Agreement and as disclosed in the Prospectus, the Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any of the Securities.

        (o) On the First Closing Date and simultaneously with the delivery of the Securities, the Company shall execute and deliver to you the Purchase Option. The Purchase Option will be substantially in the form filed as an Exhibit to the Registration Statement.

        (p) On the First Closing Date, the Company will have in force key person life insurance on the lives of Messrs. Gatza and Fanella in an amount of not less than $1,000,000, payable to the Company, and will use its best efforts to maintain such insurance during the three year period commencing with the First Closing Date.

        (q) So long as any Warrants are outstanding and the exercise price of the Warrants is less than the market price of the Preferred Stock, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Representative as many copies of each such Prospectus as such Representative or dealer may reasonably request. The Company shall not call for redemption of any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption.

        (r) For a period of five (5) years following the Effective Date, the Company will maintain registration with the Commission pursuant to Section 12(g) of the Exchange Act and will provide to the Representative copies of all filings made with the Commission pursuant to the Exchange Act. In the event that the Company fails to maintain registration with the Commission pursuant to Section 12(g) during such five year period, the Company will provide reasonable access to an independent accountant designated by the Representative, to all books, records and other documents or statements that reflect the Company's financial status at least once each quarter, at the Company's expense.

        (s) The Company agrees to pay the Representative a warrant solicitation fee of 4.0% of the exercise price of any of the Warrants exercised beginning one (1) year after the Effective Date (not including warrants exercised by the Representative) if
(a) the market price of the Company's Preferred Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (b) the exercise of the Warrant was solicited by the Representative and the holder of the warrant designates the Representative in writing as having solicited such Warrant, (c) the Warrant is not held in a discretionary account, (d) disclosure of the compensation arrangement is made upon the sale and exercise of the Warrants, (e) soliciting the exercise is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934, and (f) solicitation of the exercise is in compliance with the NASD Notice to Members 81-38 (September 22, 1981).

        (t) For a period of three years from the Effective Date, at the request of the Representative, the Company shall provide promptly, at the expense of the Company, copies of the Company's daily transfer sheets furnished to it by its transfer agent and copies of the securities position listings provided to it by the Depository Trust Company.

        (u) The Company hereby agrees that it will pay a finder's fee to the Representative, equal to five percent (5%) of the first $4,000,000 of the consideration involved in any transaction, 4% of the next $1,000,000 of consideration involved in the transaction, 3% of the next $1,000,000, 2% of the excess, if any, over $6,000,000, for future consummated transactions, if any, introduced by the Representative (including mergers, acquisitions, joint ventures, and any other business for the Company introduced by the Representative) consummated by the Company (an "Introduced, Consummated Transaction"), in which the Representative introduced the other party to the Company during a period ending five years following the First Closing Date.

        (v) Upon the first Closing Date and simultaneously with the delivery of the Securities, the Company shall execute and deliver to the Representative, a two year financial consulting agreement in the form attached as an Exhibit to the Registration Statement which shall require the Company to pay the Representative $48,000 on the First Closing Date (the "Financial Consulting Agreement").

        (w) For a period of five (5) years following the Effective Date the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders, provided that the Company shall not be required to file a report of such accountants relating to such review with the Commission. The Company will retain its present legal counsel and independent certified public accountants for at least one year from the Closing Date.

        (x) For the three (3) year period commencing on the First Closing Date, the Representative shall have the right to nominate a member of the Company's Board of Directors. If the Representative does not exercise this right, it may appoint an advisor who will be able to attend all meetings of the Board of Directors. However, if the Board of Directors determines that confidential information is to be discussed during any part of any meeting attended by such advisor, it shall have the right to exclude the advisor from the meeting during such discussion. The Representative shall also have the right to obtain copies of the minutes, if requested, from all Board of Directors meetings for three (3) years following the Effective Date of the Registration Statement, whether or not a nominee of the Representative attends or participates in any such Board meeting. The Company agrees to reimburse the Representative immediately upon the Representative's request therefor of any reasonable travel and lodging expenses directly incurred by the Representative in connection with its representative attending Company Board meetings on the same basis for other Board members.


          4. Conditions of Representative's Obligation. The obligations of the Representative to purchase and pay for the Securities which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

        (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission; and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

        (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Bressler, Amery & Ross, counsel for the Company, in form and substance satisfactory to counsel for the Representative, to the effect that:

             (i) the Company and the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the their respective jurisdictions of incorporation, with all requisite corporate power and authority to own their properties and conduct their business as described in the Registration Statement and Prospectus and are duly qualified or licensed to do business as a foreign corporation and are in good standing in Illinois and each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification except where the failure to qualify or be licensed will not have a Material Adverse Effect. The Company owns all of the issued and outstanding capital stock of the Subsidiaries;

               (ii) the authorized capitalization of the Company as of _____________, 1996 is as set forth in the Registration
Statement;  the Securities as set forth in the Registration
Statement have been duly authorized and upon payment of consideration therefore, will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; to such counsel's knowledge the outstanding shares of capital stock of the Company have not been issued in violation of the preemptive rights of any shareholder and to such counsel's knowledge the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the capital stock except as provided in the Prospectus or as required by law. The Securities, the Purchase Option and the Warrant Agreement conform in all material respects to the respective descriptions thereof contained in the Prospectus; the shares of Preferred Stock, and the shares of Preferred Stock issuable upon exercise of Warrants, the Purchase Option, and the Warrant Agreement (and the shares of Common Stock issuable upon conversion of the Preferred Stock) will have been duly authorized and, when issued and delivered in accordance with their respective terms, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights; to the best of their knowledge, all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws; a sufficient number of shares of Preferred Stock has been reserved for issuance upon exercise of the Warrants, the Purchase Option and a sufficient number of Common Stock has been reserved for issuance upon exercise of the conversion rights of the Preferred Stock and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights other than those which have been waived or satisfied;

          (iii) this Agreement, the Purchase Option, and the Warrant Agreement have been duly and validly authorized, executed and delivered by the Company;

          (iv) the certificates evidencing the Securities as described in the Registration Statement comply in all material respects with the descriptions set forth therein, and comply with the Delaware General Corporation Law, as in effect on the date hereof; each Warrant will be exercisable for one share of the Preferred Stock of the Company, respectively, and at the prices provided for in the Warrant Agreement;

           (v) except as otherwise disclosed in the Registration Statement, such counsel knows of no pending or threatened legal or governmental proceedings to which the Company or its Subsidiaries is a party which would materially adversely affect the business, property, financial condition or operations of the Company or its Subsidiaries; or which question the validity of the Securities, this Agreement, the Warrant Agreement or the Purchase Option, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement or the Purchase Option; to such counsel's knowledge there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

         (vi) the execution and delivery of this Agreement, the Purchase Option or the Warrant Agreement and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, will not result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws of the Company or its Subsidiaries, or to the best knowledge of counsel after due inquiry, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or its Subsidiaries is a party or by which it or any of its properties is bound or in violation of any order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign the result of which would have a Material Adverse Effect;

         (vii) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) as of the Effective Date comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

           (viii) in the course of preparation of the Registration Statement and the Prospectus such counsel has participated in conferences with the President of the Company with respect to the Registration Statement and Prospectus and such discussions did not disclose to such counsel any information which gives such counsel reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information (including without limitation, the pro forma financial information) and schedules contained therein, as to which such counsel need express no opinion);

      (ix) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other agreements to which the Company or its Subsidiaries is a party are accurate and fairly present in all material respects the information required to be shown, and such counsel is familiar with all contracts and other agreements referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or agreements to which the Company or its Subsidiaries is a party of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

     (x) no authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Purchase Option or the Securities underlying the Purchase Option, other than registrations or qualifications of the Securities under applicable state or foreign securities or Blue Sky laws and registration under the Act;

          (xi) the shares of Common Stock, Preferred Stock and the Warrants have been duly authorized for quotation on the NASDAQ Small Cap Market ("NASDAQ"); and

           (xii)        The Company is a reporting Company under
Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and as such, since becoming a reporting company thereunder the Company and all directors, officers and principal stockholders have made all required filings, and done so on a timely basis, and all of such filings conform to the requirements of the Exchange Act and the rules and regulations thereunder and none of such filings contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make statement therein not misleading.

        Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Representative or counsel for the Representative shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of New York or Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

        (c)     Intentionally Omitted.

        (d) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Bernstein & Wasserman, LLP, counsel to the Representative.

        (e) You shall have received a letter prior to the Effective Date and again on and as of the First Closing Date from Selden, Fox and Associates, Ltd., independent public accountants for the Company, substantially in the form reasonably acceptable to you, providing you with such "cold comfort" as you may reasonably require.

        (f) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of the Closing Dates taking into account for the Option Closing Dates the effect of the transactions contemplated hereby and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or to the Company's knowledge, any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company or its Subsidiaries from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company and its Subsidiaries shall not have incurred any material liabilities or entered into any material agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or its Subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company and its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company and its Subsidiaries, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the President and the principal operating officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (f).

        (g) Upon exercise of the Over-Allotment Option provided for in Section 2(b) hereof, the obligations of the Representative to purchase and pay for the Option Securities referred to therein will be subject (as of the date hereof and as of the Option Closing
Date) to the following additional conditions:

               (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission.

               (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of Bressler, Amery & Ross, counsel to the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Bernstein &
Wasserman, LLP, counsel to the Representative, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Sections
4(b) hereof, except that such opinion, where appropriate, shall cover the Option Securities.

             (iii) At the Option Closing Date there shall have be delivered to you a certificate of the President and the principal operating officer of the Company, dated the Option Closing Date, in form and substance reasonably satisfactory to Bernstein & Wasserman, LLP, counsel to the Representative, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(f) hereof.

          (iv) At the Option Closing Date there shall have been delivered to you a letter in form and substance satisfactory to you from Selden, Fox and Associates, Ltd., dated the Option Closing Date and addressed to the Representative confirming the information in their letter referred to in Section 4(e) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

           (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Securities shall be reasonably satisfactory in form and substance to you, and you and Bernstein & Wasserman, LLP, counsel to the Representative, shall have been furnished with all such documents, certificates, and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

        (h) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Securities and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Representative or the Company and its Subsidiaries, shall be contemplated by the Commission or the NASD. The Company and the Representative represent that at the date hereof each has no knowledge that any such action is in fact contemplated against it by the Commission or the NASD.

        (i) If any of the conditions herein provided for in this Section shall not have been fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the Representative under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Representative notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Representative to the Company.

           5. Conditions of the Obligations of the Company, The obligation of the Company to sell and deliver the Securities is subject to the following conditions:

        (a) The Registration Statement shall have become effective not later than 10:00 A.M. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Representative may agree in writing.

        (b) At the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

        If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Securities on exercise of the Over-Allotment Option provided for in Section 2(b) hereof shall be affected.

      6.  Indemnification.

        (a) The Company agrees (i) to indemnify and hold harmless the Representative and each person, if any, who controls the Representative within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which such Representative or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, the Representative and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and
(ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be required to indemnify the Representative and any controlling person or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representative specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, provided, further that the indemnity with respect to any Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

        (b) The Representative will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof and for any violation by the Representative in the sale of such Securities of any applicable state or federal law or any rule, regulation or instruction thereunder relating to violations based on unauthorized statements by Representative or its representative; provided that such violation is not based upon any violation of such law, rule or regulation or instruction by the party claiming indemnification or inaccurate or misleading information furnished by the Company or its representatives, including information furnished to the Representative as contemplated herein. This indemnity agreement will be in addition to any liability which the Representative may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

        7.   Contribution.

        In order to provide for just and equitable contribution under the Act in any case in which the indemnification provided in
Section 6 hereof is requested but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, then the Company and each person who controls the Company, in the aggregate, and the Representative shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) (after contribution from others) in such proportions that the Representative is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount for each of the Securities appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law then allocated in such proportion as is appropriate to reflect relative benefits but also the relative fault of the Company and the Representative and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable consider-ations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Representative and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Representative agree that it would not be just and equitable if the respective obligations of the Company and the Representative to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in this Section
7. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Representative and each person who controls the Representative shall be entitled to contribution from the Company, its officers, directors and controlling persons, and the Company, its officers, directors and controlling persons shall be entitled to contribution from the Representative to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Representative. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.




      8.    Costs and Expenses.

        (a) Whether or not this Agreement becomes effective or the sale of the Securities to the Representative is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Representative, in connection with the qualification of the Securities under the state securities or blue sky laws which the Representative shall designate; the cost of printing and furnishing to the Representative copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, and the Blue Sky Memorandum, any fees relating to the listing of the Common Stock and Warrants on NASDAQ or any other securities exchange, the cost of printing the certificates representing the Securities; fees for bound volumes and prospectus memorabilia and the fees of the transfer agent and warrant agent. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Representative hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in
Section 3(a) of this Agreement except as otherwise set forth in said Section.

        (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to the Representative a non-accountable expense allowance of $65,145. In the event the overallotment option is exercised, the Company shall pay to the Representative at the Option Closing Date an additional amount in the aggregate equal to 3% of the gross proceeds received upon exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Representative (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Representative's obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall not be liable for any expenses of the Representative, including the Representative's legal fees. In the event the transactions contemplated hereby are not consummated by reason of the Company being unable to perform its obligations hereunder in all material respects, the Company shall be liable for the actual accountable out-of-pocket expenses of the Representative, including reasonable legal fees, not to exceed in the aggregate $100,000.

        (c) Except as disclosed in the Registration Statement, no person is entitled either directly or indirectly to compensation from the Company, from the Representative or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Representative, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Representative or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

        9.   Effective Date.

        The Agreement shall become effective upon its execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time on such business day after the effective date of the Registration Statement as you in your discretion shall first commence the public offering of the Securities. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Securities, or the time when the Securities are first generally offered by you to dealers by letter or telegram, whichever shall first occur.
This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

      10.  Termination.

        (a) After this Agreement becomes effective, this Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 hereof, may be terminated at any time prior to the First Closing
Date, by you if in your judgment   (i) the Company or its
Subsidiaries have sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions have been imposed on trading in securities generally (not in force and effect on the date hereof), (iv) a banking moratorium has been declared by federal or New York state authorities, (v) an outbreak of major international hostilities involving the United States or other substantial national or international calamity has occurred, (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's or its Subsidiaries' business, or a notification has been received by the Company or its Subsidiaries of the threat of any such proceeding or action, which would materially adversely affect the Company or its Subsidiaries;
(vii) except as contemplated by the Prospectus, the Company or its Subsidiaries is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Representative to have a material adverse impact on the business, financial condition or financial statements of the Company or its Subsidiaries; (ix) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement, or
(x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company or its Subsidiaries, financial or otherwise, whether or not arising in the ordinary course of business.

        (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

        11.  Purchase Option.

        At or before the First Closing Date, the Company will sell the Representative or its designees for a consideration of $21.50, and upon the terms and conditions set forth in the form of Purchase Option annexed as an exhibit to the Registration Statement, a Purchase Option to purchase an aggregate of 21,500 Units consisting of 43,000 shares of Preferred Stock and 21,500 Warrants. In the event of conflict in the terms of this Agreement and the Purchase Option with respect to language relating to the Purchase Option, the language of the Purchase Option shall control.

           12. Representations and Warranties of the Representative.

        The Representative represents and warrants to the Company that it is registered as a broker-dealer in all jurisdictions in which it is offering the Securities and that it will comply with all applicable state or federal laws relating to the sale of the Securities, including but not limited to, violations based on unauthorized statements by the Representative or its representatives.

          13. Representations, Warranties and Agreements to Survive Delivery.

        The respective indemnities, agreements, representations, warranties and other statements of the Company and the Representative and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect until three years from the date of this Agreement, regardless of any investigation made by or on behalf of the Representative, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment of the Securities and the termination of this Agreement.

        14.  Notice.

        Any communications specifically required hereunder to be in writing, if sent to the Representative, will be mailed, delivered or telecopied and confirmed to them at I. A. Rabinowitz
& Co., 99 Wall Street, New York, NY 10005, with a copy sent to Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022, Attention: Hartley T. Bernstein, or if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 350 Randy Road, Carol Stream, Illinois 60188, with a copy sent to Bressler, Amery & Ross, 17 State Street, New York, NY 10004, Attn:
Robert Brantl, Esq. Notice shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

        15.  Parties in Interest.

        The Agreement herein set forth is made solely for the benefit of the Representative, the Company, any person controlling the Company or the Representative, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Representative of the Securities.

        16.  Applicable Law.

        This Agreement will be governed by, and construed in accordance with, of the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

        17. Counterparts.

        This agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including by fax, followed by original copies by overnight mail).

        18. Entire Agreement; Amendments.

        This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in writing, signed by the Representative and the Company.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Representative in accordance with its terms.

                                               Very truly yours,

                                               MICROENERGY, INC.


                                               By:
                                               Name:  Robert G. Gatza
                                               Title:   Chairman

        The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                                I. A. RABINOWITZ & CO.


                                                By:
                                                Name:
                                                Title:

        The undersigned agree to be bound by the provisions of
Section 3(l)(l).


                                            ________________________________
                                             Robert G. Gatza

                                             ________________________________
                                             Robert J. Fanella

                                             ________________________________
                                             George M. Bradshaw